UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2016

TREEHOUSE FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-32504

Delaware	20-2311383
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2021 Spring Road Suite 600 Oak Brook, IL	60523
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 28, 2016, the Board of Directors (“Board”) of TreeHouse Foods, Inc. (“TreeHouse”) increased the size of TreeHouse’s Board from eight to nine members and appointed Linda Massman to the Board, effective immediately, to fill the newly-created vacancy, with a term expiring at TreeHouse’s 2019 annual meeting of shareholders. Ms. Massman will serve on the Board’s Audit Committee. As a non-employee director, Ms. Massman will receive the same base compensation paid to other non-employee directors of TreeHouse, including a 2016 grant of 1,830 of restricted stock units, which will fully vest after twelve months subject to her continued services as a director through such period.

There is no arrangement or understanding between Ms. Massman and any other person pursuant to which Ms. Massman was selected as director of TreeHouse. There are no transactions in which Ms. Massman has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Ms. Massman’s election to the Board is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit Description

99.1	Press Release, dated July 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.

Date: July 29, 2016	By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill
General Counsel, Executive Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release, dated July 29, 2016